                                                     December 29, 1998


Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653


RE:  SEPARATE ACCOUNT VA-P OF ALLMERICA FINANCIAL LIFE INSURANCE
     AND ANNUITY COMPANY
     FILE NO'S: 333-64831 AND 811-8848

Gentlemen:

In my capacity as Attorney of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of the Post-Effective Amendment to the Registration Statement for Separate Account VA-P on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-P is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-P are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement for Separate Account VA-P on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.


                                             Very truly yours,

                                             /s/ Lynn Gelinas

                                             Lynn Gelinas
                                             Attorney